Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated November 29, 2024, relating to the consolidated financial statements of TRX Gold Corp. for the years ended August 31, 2024, and 2023, which appears in TRX Gold Corp.’s Annual Report on Form 40-F for the year ended August 31, 2024, and to the reference to us under the heading “Interest of Experts” in the Prospectus of such Registration Statement.

/s/ Dale Matheson Carr-Hilton Labonte LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

December 18, 2024